Exhibit 2.2

SUPPLEMENTAL AGREEMENT

This SUPPLEMENTAL AGREEMENT, dated as of December 15, 2024 (this “Supplemental Agreement”), to the Business Combination Agreement (as defined below), is entered into by and among OU XDATA GROUP, an Estonian company (the “Company”), Roman Eloshvili, the shareholder of the Company (“Roman”), Alpha Star Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), and Xdata Group, a Cayman Islands exempted company (“PubCo,” together with SPAC, Roman and Company, the “Parties” and each, a “Party”).

WHEREAS, Company, Roman and SPAC entered into a business combination agreement (“Business Combination Agreement”) on September 12, 2024, which PubCo became a party to by entering into a joinder agreement on September 23, 2024. The Parties have agreed to amend the Business Combination Agreement on the terms and conditions set out herein, which shall supplement and amend the Business Combination Agreement.

IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 All words, expressions and terms used in this Supplemental Agreement shall have the same word, expression and term used in the Business Combination Agreement, unless otherwise expressly provided herein.

1.2 Any references to a Section, sub-Section, paragraph or Schedule is a reference to the relevant section, sub- section, paragraph or schedule to this Supplemental Agreement, unless otherwise expressly provided herein.

1.3 The headings in this Supplemental Agreement are inserted for convenience only and shall be ignored in construing this Supplemental Agreement. Unless the context otherwise requires, words (including words defined in this Supplemental Agreement) denoting the singular number only shall include the plural and vice versa. The words “written” and “in writing” include any means of visible reproduction.

2. AMENDMENTS TO THE BUSINESS COMBINATION AGREEMENT

2.1 With effect from the date of this Supplemental Agreement, the Business Combination Agreement shall be amended in the manner set out as follows:

(a)	The definition of “Nasdaq” in Section 1.01 of the Business Combination Agreement be deleted in its entirety and replaced with the following: “‘Nasdaq’ means Nasdaq Stock Market.”

(b)	Section 5.13 of the Business Combination Agreement be deleted in its entirety and replaced with the following: “[Reserved]”

(c)	Section 7.07 of the Business Combination Agreement be deleted in its entirety and replaced with the following: “[Reserved]”

(d)	Section 9.03(a)(i) of the Business Combination Agreement be deleted in its entirety and replaced with the following:

“Each of the representations and warranties of SPAC contained in Article V (other than the representations and warranties of SPAC contained in Section 5.01 (Corporate Organization), Section 5.02 (Due Authorization), Section 5.06 (Trust Account), Section 5.07 (Brokers’ Fees), Section 5.10 (Business Activities), and Section 5.15 (Related Party Transactions) (collectively, the “Specified SPAC Representations”) and Section 5.12 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality”, “SPAC Impairment Effect” or any similar limitation set forth therein) in all respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be so true and correct on and as of such earlier date), except, in any case, where the failure of such representations and warranties to be so true and correct has not had a SPAC Impairment Effect.”

(e)	Section 10.01(c) of the Business Combination Agreement be deleted in its entirety and replaced with the following: “[Reserved]”

3. CONFIRMATION AND INCORPORATION

3.1 Except to the extent expressly varied or amended by the provisions of this Supplemental Agreement, the terms and conditions of the Business Combination Agreement are confirmed by the Parties and shall remain in full force and effect, and shall bind the relevant Parties.

3.2 The Business Combination Agreement and this Supplemental Agreement shall be read and construed as one document and this Supplemental Agreement shall be considered to be part of the Business Combination Agreement and, without prejudice to the generality of the foregoing, where the context so allows, references to the Business Combination Agreement, in any document or instrument however expressed, shall be read and construed as references to the Business Combination Agreement as supplemented and amended by this Supplemental Agreement.

4. COUNTERPARTS

This Supplemental Agreement may be signed in any number of counterparts, each of which, when so executed, shall be an original, and all of which when taken together shall constitute one and the same agreement. Any Party may enter into this Supplemental Agreement by signing any such counterpart.

5. MISCELLANEOUS

The provisions of Section 11 (Miscellaneous) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

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IN WITNESS WHEREOF the Parties hereto have executed this Supplemental Agreement the day and year first above written.

OU XDATA GROUP

By:	/s/ Roman Eloshvili
Name:	Roman Eloshvili
Title:	Director

Signature page – Supplemental Agreement

IN WITNESS WHEREOF the Parties hereto have executed this Supplemental Agreement the day and year first above written.

Alpha Star Acquisition Corporation

By:	/s/ Zhe Zhang
Name:	Zhe Zhang
Title:	Chief Executive Officer

Signature page – Supplemental Agreement

IN WITNESS WHEREOF the Parties hereto have executed this Supplemental Agreement the day and year first above written.

Roman Eloshvili

By:	/s/ Roman Eloshvili

Signature page – Supplemental Agreement

IN WITNESS WHEREOF the Parties hereto have executed this Supplemental Agreement the day and year first above written.

Xdata Group

By:	/s/ Zhe Zhang
Name:	Zhe Zhang
Title:	Sole Director

Signature page – Supplemental Agreement